Exhibit 99.1

ProMIS Neurosciences to Commence Trading on Nasdaq Under the Symbol “PMN”

TORONTO, Ontario and CAMBRIDGE, Massachusetts – July 8th, 2022 – ProMIS Neurosciences Inc. (Nasdaq: PMN) (TSX: PMN) (“ProMIS” or the “Company”), a biotechnology company focused on the discovery and development of antibody therapeutics targeting misfolded proteins such as toxic oligomers, implicated in the development of neurodegenerative diseases, today announced that it has received final approval from The Nasdaq Capital Market LLC (“Nasdaq”) to list its common shares (the “Common Shares”) on Nasdaq. The Company’s Common Shares will begin trading on Friday, July 8th, 2022, under the symbol “PMN”.

The Company’s Common Shares will continue to trade on the Toronto Stock Exchange (TSX) under the same symbol “PMN” (its current symbol). Concurrent with the listing of ProMIS’ Common Shares on Nasdaq, the Common Shares will cease to be quoted on the OTCQB.

Eugene Williams, Chairman and CEO of ProMIS, said, “The listing of our stock on the Nasdaq represents a significant milestone in our growth as a publicly traded company. Nasdaq is the premier global stock exchange for life science and biotechnology companies. We believe this listing will increase our visibility in the marketplace, improve liquidity, broaden and diversify our shareholder base, and ultimately enhance long-term shareholder value. I would like to thank our shareholders for their support, as well as everyone whose hard work has resulted in making ProMIS a member of the Nasdaq exchange. This transformative step will help facilitate the continued advancement of our pipeline of differentiated therapies targeting misfolded proteins in Alzheimer’s, ALS, and other diseases with significant unmet need.”

About ProMIS Neurosciences Inc.

ProMIS Neurosciences Inc. is a development stage biotechnology company focused on discovering and developing antibody therapeutics selectively targeting toxic oligomers implicated in the development and progression of neurodegenerative diseases, in particular Alzheimer’s disease (AD), amyotrophic lateral sclerosis (ALS) and Parkinson’s disease (PD). The Company’s proprietary target discovery engine is based on the use of two complementary techniques. The Company applies its thermodynamic, computational discovery platform - ProMIS™ and Collective Coordinates - to predict novel targets known as Disease Specific Epitopes on the molecular surface of misfolded proteins. Using this unique approach, the Company is developing novel antibody therapeutics for AD, ALS and PD. ProMIS is headquartered in Toronto, Ontario, with offices in Cambridge, Massachusetts. ProMIS is listed on Nasdaq and the Toronto Stock Exchange under the symbol PMN.

Visit us at www.promisneurosciences.com, follow us on Twitter and LinkedIn

For Investor Relations please contact:

Alpine Equity Advisors

Nicholas Rigopulos, President

nick@alpineequityadv.com

Tel. 617 901-0785

Certain information in this news release constitutes forward-looking statements and forward-looking information (collectively, "forward-looking information") within the meaning of applicable securities laws. In some cases, but not necessarily in all cases, forward-looking information can be identified by the use of forward-looking terminology such as "plans", "targets", "expects" or "does not expect", "is expected", "an opportunity exists", "is positioned", "estimates", "intends", "assumes", "anticipates" or "does not anticipate" or "believes", or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might", "will" or "will be taken", "occur" or "be achieved". In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information. Specifically, this news release contains forward-looking information relating to the continued trading of the Company’s Common Shares on the TSX. Forward-looking information is necessarily based on a number of opinions, assumptions and estimates. Important factors that could cause actual results and financial condition to differ materially from those indicated in the forward-looking information include, among others, the factors discussed throughout the "Risk Factors" section of the Company’s Registration Statement on Form 10 available on www.sec.gov and the Company's most recently filed annual information form available on www.SEDAR.com. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update any forward-looking information, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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